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Wand I Regular Warrant (No. 2)

                      NESTOR, INC.

             Common Stock Purchase Warrant


                                       New York, New York
No. W-Y                                     March 7, 1996


           Nestor, Inc. (the "Company"), a Delaware corporation, for value received, hereby certifies that Wand/Nestor Investments L.P. ("Wand"), or registered assigns, is entitled to purchase from the Company 225,330 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the purchase price per share of $1.25 (provided, however, if the Company has not on or before July 31, 1996 entered into a definitive agreement with a party with which it is currently negotiating, such agreement to contemplate an ongoing revenue stream to the Company, based on commercial exploitation of the Company's fraud detection technology or intelligent character recognition technology, and to require a non-refundable payment to the Company upon execution of at least $500,000 (if the transaction involves the Company's fraud detection technology) or $1.2 million (if the transaction involves the Company's intelligent character recognition technolo
gy), any such payment to be not primarily in consideration of any requirement that the Company render services, then the purchase price shall automatically be reduced to $.75), at any time or from time to time prior to 5:00 P.M., New York City time, on August 1, 2004 (or such later date as may be determined pursuant to section 19), all subject to the terms, conditions and adjustments set forth below in this Warrant. For purposes of this paragraph, any prepaid royalty relating to the use of the Company's fraud-detection technology shall not be deemed to be a refundable payment.

           This Warrant is being issued by the Company in consideration of Wand's performance of its obligations pursuant to the Securities Purchase Agreement dated as of March 7, 1996 by and between the Company and Wand (the "Purchase and Exchange Agreement"). Certain capitalized terms used in this Warrant are defined in section 14; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Warrant and references to a "section" are, unless otherwise specified, to one of the sections of this Warrant.

            Exercise of Warrant.

             Manner of Exercise. This Warrant may be exercised after June 30, 1996 by the holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription substantially in the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash, by certified or official bank check payable to the order of the Company, or in the manner provided in Section 1.5, in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) $1.25 (provided, however, if the Company has not on or before July 31, 1996 entered into a definitive agree ment with a party with which it is currently negotiating, such agreement to contemplate an ongoing revenue stream to the Company, based on commercial exploitation of the Company's fraud detection technology or intelligent character recognition technology, and to require a non-refundable payment to the Company upon execution of at least $500,000 (if the transaction involves the Company's fraud detection technology) or $1.2 million (if the transaction involves the Company's intelligent character recognition technology), any such payment to be not primarily in consideration of any requirement that the Company render services, then the purchase price shall automatically be reduced to $.75), and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in sections 2 through 4. For purposes of this paragraph 1.1, any prepaid royalty relating to the use of the Company's fraud-detection technology shall not be deemed to be a refundable payment.

             When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in section 1.3 shall be deemed to have become the holder or holders of record thereof.

             Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to section 9, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassess able shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise, and in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in section 1.1.

             Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration, pursuant to the Registration Rights Agreement referred to in section 8, of the shares of Common Stock or Other Securities issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

             Payment by Application of Shares Otherwise Issuable. Upon any exercise of this Warrant, the holder hereof may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by section 1.1 such number of the shares of Common Stock otherwise issuable to such holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the payment required by section 1.1 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

            Adjustment of Common Stock Issuable Upon Exercise.

             General;  Warrant Price.  The number  of  shares  of
Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to section 1.1, by the fraction of which (a) the numerator is the price then applicable pursuant to section 1.1(b) of this Warrant and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $1.25 per share, provided, however, if the Company has not on or before July 31, 1996 entered into a definitive agreement with a party with which it is currently negotiating, such agreement to contemplate an ongoing revenue stream to the Company, based on commercial exploitation of the Company's fraud detection technology or intelligent character recognition technology, and to require a non-refundable payment to the Company upon execution of at least $500,000 (if the transaction involves the Company's fraud detection technology) or $1.2 million (if the transaction involves the Company's intelligent character recognition technology), any such payment to be not primarily in consideration of any requirement that the Company render services, then the Warrant Price shall automatically be reduced to $.75. The Warrant Price shall be adjusted and readjusted from time to time as further provided in this section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 2. For purposes of this paragraph 2.1, any prepaid royalty relating to the use of the Company's fraud-detection technology shall not be deemed to be a refundable payment.

            Adjustment of Warrant Price.

             Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.3 or 2.4) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, subject to section 2.8, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) equal to the consideration per share paid for such Additional Shares of Common Stock.

             Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than a dividend payable in (a) Additional Shares of Common Stock or (b) cash dividends during any fiscal year of the Company that do not exceed twenty percent (20%) of the after tax earnings per share of the Common Stock for the immediately preceding fiscal year of the Company, then, and in each such case, subject to section 2.8, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction

          (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company, subject to confirmation by a firm of independent certified public accountants of recognized national standing approved by Wand/Nestor Investments L.P.) applicable to one share of Common Stock, and

           (y)   the  denominator of which shall be such  Current
     Market Price.

             Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to section 2.5) of such shares would be less than the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Con vertible Securities;

               if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancella tion or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                          in the case of Options for Common Stock
          or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and in  the case of Options for Convertible
          Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consider ation received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to section 2.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

               no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

             Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

             Computation of Consideration. For the purposes of this section 2,

                the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                      insofar as it consists of cash, be computed
          at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale, insofar as it consists of property (includ ing securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company (subject to confirmation by a firm of independent certified public accountants of recognized standing approved by Wand/Nestor Investments L.P.), and in  case Additional Shares of Common Stock
          are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company (subject to confirmation by a firm of independent certified public accountants of recognized standing approved by Wand/Nestor Investments L.P.);

                Additional Shares of Common Stock deemed to have been issued pursuant to section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing the  total  amount, if any,  received  and
          receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exer cise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conver sion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                       the  maximum  number of shares  of  Common
          Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                Additional Shares of Common Stock deemed to have been issued pursuant to section 2.4, relating to stock divi dends, stock splits, etc., shall be deemed to have been issued for no consideration.

             Adjustments  for  Combinations, etc.   In  case  the
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

             Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in section 3) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this section 2, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this section 2 with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

             Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Warrant Price required pursuant to this section 2 would be less than one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Warrant Price.

            Consolidation, Merger, etc.

              Adjustments  for  Consolidation,  Merger,  Sale  of
Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securi ties shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or
(c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in section 2.2.1 or 2.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in sections 2 through 4.

             Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Purchase Agreement to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant),
(b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

            Other Dilutive Events. In case any event shall occur as to which the provisions of section 2 or section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (such firm to be subject to the approval of Wand/Nestor Investments L.P.), which shall give their opinion regarding the adjustment, if any, on a basis consistent with the essential intent and principles established in sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

             No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

             Accountants' Report as to Adjustments.  In each case
of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized standing (such firm to be subject to the approval of Wand/Nestor Investments L.P.) selected by the Company to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by section 2) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

            Notices of Corporate Action.  In the event of
                any taking by the Company of a record of the holders of any class of securities for the purpose of deter mining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any voluntary or involuntary dissolution, liquida tion or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the
securities    or   other   property   deliverable    upon    such
reorganization,        reclassification,        recapitalization,
consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 45 days prior to the date therein specified.

             Registration  of  Common Stock.  If  any  shares  of
Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

            Restrictions on Transfer.

             Restrictive Legends. Except as otherwise permitted by this section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

           "THE WARRANT REPRESENTED BY THIS CERTIFICATE (AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON CERTAIN
     EXEMPTIONS FROM REGISTRATION THEREUNDER. THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF SUCH WARRANT (AND OF SUCH SHARES OF COMMON STOCK OR OTHER SECURITIES) IS SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND REGULATIONS AND CERTAIN
     RESTRICTIONS AND CONDITIONS CONTAINED IN A CERTAIN SECURITIES PURCHASE AGREEMENT AND RELATED AGREEMENTS DATED AS OF MARCH 7, 1996. THE HOLDER OF THIS CERTIFI CATE BY ACCEPTANCE HEREOF AGREES TO BE BOUND BY SUCH RESTRICTIONS AND CONDITIONS. A COPY OF THE PURCHASE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPA NY."

Except as otherwise permitted by this section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE   SHARES  OF  STOCK  REPRESENTED  BY   THIS
     CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON CERTAIN EXEMPTIONS FROM REGISTRATION THEREUNDER. THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF SUCH SHARES IS SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND REGULATIONS AND CERTAIN RESTRICTIONS AND CONDITIONS CONTAINED IN A CERTAIN SECURITIES PURCHASE AND EXCHANGE AGREEMENT DATED AS OF MARCH 7, 1996. THE HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF AGREES TO BE BOUND BY SUCH RESTRICTIONS AND CONDITIONS. A COPY OF THE SECURITIES PURCHASE AND EXCHANGE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY."

             Availability  of  Information.   The  Company  shall
timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations  adopted  by the Commission thereunder  (or,  if  the
Company  is  not  required to file such reports, will,  upon  the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this section 10.

             Reservation of Stock, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

               Registration and Transfer of Warrants, etc.

            Warrant Register; Ownership of Warrants. The Company will keep at its principal office a register in which the Company will provide for the registration of Warrants and the registration of transfers of Warrants. The Company may treat the Person in whose name any Warrant is registered on such register as the owner thereof for all other purposes, and the Company shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the
Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

            Transfer and Exchange of Warrants. Upon surrender of any Warrant for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will (subject to compliance with section 9, if applicable) execute and deliver in exchange therefor a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

             Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine or, in the case of any such mutilation, upon the surren der of such Warrant for cancellation to the Company at its princi pal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

             Registration Rights. The Purchaser or any assignee of this Warrant shall be entitled to all rights and benefits regarding the registration of Common Stock and Registrable
Securities set forth in the Registration Rights Agreement.

             Definitions.   As  used herein, unless  the  context
otherwise requires, the following terms have the following respective meanings:

            Additional Shares of Common Stock: All shares (including treasury shares) of Common Stock issued or sold (or, pursuant to section 2.3 or 2.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the issuance of shares upon conversion of the Company's Series A, Series B, Series D, Series E, Series F,
     Series G and Series H Convertible Preferred Stock,

                Shares issued upon the exercise of the common stock purchase warrants and non-qualified options listed in Exhibit A hereto, providing for the purchase of an aggregate of 1,000,650 shares of Common Stock (based on the current capitalization of the Company);

               shares issued upon the exercise of the Warrants,

                 not to exceed 2,000,000 shares (subject to equitable adjustment in the event of any combination, reclassification, stock split, dividend or recapitalization of the Company) issued upon the exercise of options granted or to be granted under the Company's stock option plans as in effect on the date hereof or under any other employee stock option, compensation or purchase plan or plans adopted or assumed after such date, such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a) through (d) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrants, and such additional number of shares as may become issuable upon the exercise or conversion of any of the securities referred to in the foregoing clauses (a) through
     (d) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

           Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

           Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities
Act.

           Common Stock: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

           Company:   As  defined  in the  introduction  to  this
Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with section 3.

          Convertible Securities: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

           Current Market Price: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

           Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          Market Price: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the value as determined by a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, and approved by Wand/Nestor Investments L.P., as of the last day of any month ending within 30 days preceding the date as of which the determi nation is to be made.

           NASD:  The National Association of Securities Dealers,
Inc.

          Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common
Stock or Convertible Securities.

           Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 3 or otherwise.

           Person: A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

            Purchase  and  Exchange  Agreement:   The  Securities
Purchase and Exchange Agreement, dated as of January 31, 1996, by and among the Company, Wand and certain affiliates of Wand.

          Registrable Securities:  As defined in Section 3 of the
Registration Rights Agreement.

            Registration Rights Agreement: The Amended and Restated Registration Rights Agreement dated as of January 31, 1996, substantially in the form of Exhibit IX to the Purchase and Exchange Agreement, as further amended as of March 7, 1996.

           Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          Securities Purchase Agreement:  The Securities Purchase
Agreement, dated as of March 7, 1996, by and between Wand and the Company.

           Transfer:   Any  sale,  assignment,  pledge  or  other
disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

           Wand: As defined in section 1, and its successors and assigns.

          Warrant Price:  As defined in section 2.1.

           Warrants: (a) Those certain Common Stock Purchase Warrants, initially providing for the acquisition of an aggregate of 400,000 shares of Common Stock, originally issued pursuant to the Letter of Engagement, dated April 26, 1994, among the Company, Hill & Partners and Wand Partners Inc. (and any warrants issued in substitution therefor), (b) those certain Common Stock Purchase Warrants, initially providing for the acquisition of
1,700,000 shares of Common Stock, originally issued to Wand/Nestor Investments L.P. and Wand/Nestor Investments II L.P. as the "New Warrant" and the "Fee Warrant" pursuant to the Revised Standby Agreement (and any warrants issued in substitution therefor) and (c) those certain Common Stock Purchase Warrants, initially providing for the acquisition of 399,040 shares of Common Stock, originally issued in connection with sale of the Series F Convertible Preferred Stock and Series G Convertible Preferred Stock of the Company pursuant to the Purchase and Exchange Agreement (and any warrants issued in substitution therefor) and the Securities Purchase Agreement (and any warrants issued in substitution therefor).

             Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

             No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

             Notices. All notices and other communications under this Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President at its principal office, provided that the exercise of any Warrant shall be effective in the manner provided in section 1.

             Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            Expiration. The Company will give the holder of this Warrant not less than six weeks nor more than two months notice of the expiration of the right to exercise this Warrant. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on August 1, 2004, unless the Company shall fail to give such notice as aforesaid, in which event the right to exercise this Warrant shall not expire until a date six weeks after the date on which the Company shall give the holder hereof notice of the expiration of the right to exercise this Warrant.

           20.   Descriptive  Headings.   The  headings  in  this
Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

           21.    GOVERNING LAW.  THIS WARRANT SHALL BE CONSTRUED
AND  ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF  THE  PARTIES
SHALL  BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE,  WITHOUT
REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

           22. Judicial Proceedings; Waiver of Jury. Any judi cial proceeding brought against the Company with respect to this Warrant may be brought in any court of competent jurisdiction in the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company (a) accepts, generally and uncondi tionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, subject to any rights of appeal, and (b) irrevocably waives any objection the Company may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Company hereby waives personal service of process and consents, that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of section 17, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail or, if earlier, when delivered. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any holder of any Warrant to bring proceedings against the Company in the courts of any other jurisdiction. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS WARRANT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

                              NESTOR, INC.



                              By:  /s/ David Fox
                                 Title:  President and
                                           Chief Executive
                                           Officer



                                         [155178.03/2a]
                       EXHIBIT A

             CURRENTLY OUTSTANDING WARRANTS

The Company has currently outstanding: (a) warrants to Purchase 299,375 shares of the Common Stock of the Company at $3.00 per share expiring on March 31, 1996, (b) other warrants to purchase 105,275 shares of Common Stock of the Company at $2.00 per share expiring in 1998, and (c) other warrants and non-qualified options to purchase 138,000 shares of the Common Stock of the Company at prices between $1.20 per share and $4.625 per share expiring in 1996, 1997 and 1999. These warrants are issued as follows:

                  Underlying   Exercise Price
                  Shares of     per Share of
Warrant Holders  Common Stock   Common Stock     Expiration
Purchasers of
Series B
Convertible
Preferred Stock     299,375         $3.00      Aug. 31, 1996

Purchasers of
Series D
Convertible
Preferred Stock     105,275         $2.00      Sept. 28, 1998

Assignees of
Reich & Co.
Inc.
James Gerson         38,667         $1.20      June 30, 1997
Todd Macklin          5,800         $1.20      June 30, 1997
One Hundred
Pearl Ltd.           71,533         $1.20      June 30, 1997
Hampshire
Securities Corp       2,000         $1.20      June 30, 1997

Officer and
Directors of
Nestor, Inc.
Sam Albert           10,000         $4.625     April 30, 1996
Sam Albert           10,000         $1.30      Feb. 23, 1997
Total:              541,850


                      FORM OF SUBSCRIPTION


     [To be executed only upon exercise of Warrant]


To NESTOR, INC.;

The  undersigned registered holder of the within  Warrant  hereby irrevocably exercises such Warrant for, and purchases thereunder,

______* shares of Common Stock of Nestor, Inc. and herewith makes

payment  of  $               therefor,  and  requests  that   the

certificates  for  such shares be issued  in  the  name  of,  and

delivered to                , whose address is              .


Dated:
                                          (Signature must conform
                         in all respects to name of holder as specified on the face of Warrant)


                                 (Street Address)


                              (City)(State)(Zip Code)

                   FORM OF ASSIGNMENT

     [To be executed only upon transfer of Warrant]


For  value  received, the undersigned registered  holder  of  the

within   Warrant   hereby  sells,  assigns  and  transfers   unto

the  right represented by such Warrant to purchase         shares

of  Common  Stock of Nestor, Inc. to which such Warrant  relates,

and appoints                Attorney to make such transfer on the

books  of  Nestor,  Inc. maintained for such purpose,  with  full power of substitution in the premises.



Dated:
                                         (Signature must conform
                         in all respects to name of holder as
                         specified on the face of Warrant)



                                 (Street Address)



                              (City)(State)(Zip Code)

Signed in the presence of:



                           Wand I Regular Warrant (No. 2)









________________________________________________________


                      NESTOR, INC.



             Common Stock Purchase Warrant




               Dated as of March 7, 1996




_________________________________________________________



     [This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. This Warrant and such shares may be transferred only in compliance with the conditions specified in this Warrant.]


                   TABLE OF CONTENTS


1.   Exercise of Warrant                                2
1.1.  Manner of Exercise                                2
          1.2.  When Exercise Effective                 2
          1.3.  Delivery of Stock Certificates, etc.    3
     1.4. Company to Reaffirm Obligations               3
          1.5.  Payment by Application of Shares
           Otherwise Issuable                           3

2.   Adjustment of Common Stock Issuable Upon
     Exercise                                           4
          2.1.                     General; Warrant Price     4
          2.2.                Adjustment of Warrant Price     5
                                                    2.2.1
                    Issuance of Additional Shares of Common Stock
                    5
                                                    2.2.2
                    Extraordinary Dividends and Distributions
                    5
          2.3. Treatment of Options and Convertible
          Securities                                    6
          2.4.Treatment of Stock Dividends, Stock Splits, etc.
          8
          2.5.               Computation of Consideration     9
          2.6.         Adjustments for Combinations, etc.    10
          2.7.       Dilution in Case of Other Securities    10
          2.8.        Minimum Adjustment of Warrant Price    11

3.   Consolidation, Merger, etc                        11
          3.1.Adjustments for Consolidation, Merger, Sale of
          Assets, Reorganization, etc.                 11
          3.2.                  Assumption of Obligations    12

4.   Other Dilutive Events                             13

5.   No Dilution or Impairment                         13

6.   Accountants' Report as to Adjustments             14

7.   Notices of Corporate Action                       14

8.   Registration of Common Stock                      15

9.   Restrictions on Transfer                          16
          9.1.  Restrictive Legends                    16

10.  Availability of Information                       17

11.  Reservation of Stock, etc.                        17

12.  Registration and Transfer of Warrants, etc.       18
          12.1.  Warrant Register; Ownership of Warrants 18
          12.2.  Transfer and Exchange of Warrants     18
          12.3.  Replacement of Warrants               18

13.  Registration Rights                               19

14.  Definitions                                       19

15.  Remedies                                          23

16.  No Rights or Liabilities as Stockholder.          23

17.  Notices                                           23

18.  Amendments                                        24

19.  Expiration                                        24

20.  Descriptive Headings                              24

21.  Governing Law                                     24

22.  Judicial Proceedings; Waiver of Jury              24

EXHIBIT A                                              26

FORM OF SUBSCRIPTION                                   27

FORM OF ASSIGNMENT                                     28



_______________________________
* Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.